FIRST INVESTORS GROUP OF

                                  MUTUAL FUNDS


                                 PROFIT SHARING/
                             MONEY PURCHASE PENSION
                                 RETIREMENT PLAN


ARTICLE I.  INTRODUCTION

The Employer hereby establishes this Plan and related Custodial Account to provide retirement, death and disability benefits for participants and their beneficiaries. This Plan is a standardized paired prototype defined contribution plan and is designed to permit adoption of profit sharing provisions, money purchase pension provisions, or both. The provisions herein and the selections made by the Employer by execution of the money purchase pension or profit sharing Application/Adoption Agreement or Agreements, shall constitute the Plan. It is intended that the Plan and related Custodial Account qualify under Sections 401 and 501 of the Internal Revenue Code, as amended, as well as under the provisions of the Employee Retirement Income Security Act of 1974, as amended.

ARTICLE II.  DEFINITIONS

As used in this Plan, the related Custody Agreement and the Application/Adoption Agreement, the following terms shall have the meanings hereinafter set forth, unless a different meaning is plainly required by the context:

2.1 "Application/Adoption Agreement" means the written agreement for the establishment of this Plan and Custody Agreement in connection therewith. The information contained therein shall be part of this Plan as is set forth fully herein.

2.2 "Beneficiary" means the person or persons designated by a Participant in writing to receive benefits upon his or her death. If the designated Beneficiary predeceases the Participant, or if no valid designation is in effect at the Participant's death, the Beneficiary shall be deemed to be the Participant's surviving spouse, of if none, the legal representative of the Participant's estate.

2.3 "Break in Service" or "One Year Break in Service" means a Plan Year during all or a part of which the Participant is not employed by Employer and does not complete more than five hundred (500) Hours of Service with Employer.

2.4 "Code" means the Internal Revenue Code of 1986 as amended from time to time.

2.5  "Compensation"  means  compensation,  as that term is  defined  in

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Section  13.5(b),  received by a  Participant  from the  Employer for the period during which he is a Participant, for the taxable year of the Employer ending with or within the Plan Year. In the case of a Self-Employed Individual,
compensation   means  the   individual's   Earned   Income  from  the  Employer.
Compensation shall exclude amounts in excess of $200,000 (or such other amount as may be established by the Secretary of the Treasury pursuant to Section 415(d) of the Code), except that the dollar increase in effect on January 1st of any calendar year is effective for years beginning in such calendar year and the first adjustment to the $200,000 limitation is effective on January 1, 1990. If the Plan determines Compensation on a period of time that contains fewer than twelve (12) calendar months, then the annual Compensation limit is an amount equal to the  annual  Compensation  limit  for the  calendar  year in which  the
Compensation period begins multiplied by the ratio obtained by dividing the number of full months in the period by twelve (12). In determining the Compensation of a Participant for purposes of this limitation, the rules of
Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age nineteen (19) before the close of the year. If, as a result of the application of such rules, the adjusted $200,000 limitation is exceeded, then the limitation shall be prorated
among  the  affected   individuals  in  proportion  to  each  such  individual's
Compensation as determined under this Section 2.5 prior to the application of this limitation.

2.6 "Custodial Account" means the account established under the Custodial Agreement entered into pursuant to Article I and forming a part hereof.

2.7   "Custodian"   means   the   institution   identified   as   such   in  the
Application/Adoption Agreement or any successor trustee or custodian.

2.8 "Custody Agreement" means the Agreement which is made a part of this Plan and pursuant to which the Custodial Account is established and maintained.

2.9 "Designated Investment Company" means the investment company or companies, all of which shall be regulated investment companies within the meaning of
Section 851(a) of the Code and which issue only redeemable stock, underwritten, distributed or sponsored by First Investors Corporation, and designated or redesignated by the Employer in the Application/Adoption Agreement and from time to time by written notice by the Employer to the Custodian with the written consent of the Custodian.

2.10 "Earned Income" means the net earnings from self-employment in any trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the

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deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under Section 404 of the Code. Net earnings shall be determined with regard to the deduction allowed to the taxpayer by Section 164(f) of the Code for taxable years beginning after December 31, 1989.

2.11 "Effective Date" means the date on which the Plan became effective, as specified in the Application/Adoption Agreement.

2.12 "Employee" means any person employed by the Employer or any entity required to be aggregated under Section 414(b), (c), (m) or (o) of the Code. The term "Employee" shall also include any Leased Employee deemed to be an employee of any employer described in the foregoing sentence as provided in Sections 414(n) or (o) of the Code.

2.13  "Employer" means:

(a) The corporation, self-employed individual or organization named in the Application/Adopted Agreement (also referred to herein as the "Applicant");

(b) Any successor corporation or organization to all or a major portion of the property or business of the Applicant, which elects to continue this Plan with written approval of the Custodian; and

(c) Such subsidiaries or other affiliated corporations and organizations of the Employer, or of its successor, which adopts this Plan, and which is approved in writing by the Custodian.

2.14 "Entry Date" means the date selected in the Application/Adoption Agreement on which an Employee becomes a Participant in the Plan.

2.15 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder by the Department of Labor or the Department of Treasury.

2.16 "First Investors Plans" means contractual plans sponsored by First Investor Corporation for the accumulation of shares of First Investors Government Fund, Inc., First Investors High Yield Fund, Inc., First Investors Fund for Income, Inc., and First Investors Global Fund, Inc., and any other contractual plans which First Investors Corporation may sponsor at any time.

2.17 "Highly Compensated Employee" means a highly compensated active employee or a highly compensated former employee, as described below.

A highly compensated active employee includes any employee who performs service for the Employer during the determination year and who, during the look-back year: (i) received compensation from the Employer in excess of $75,000 (as adjusted pursuant to Section

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415(d) of the Code);  (ii) received  compensation from the Employer in excess of
$50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or (iii) was an officer of the Employer and received compensation during such year that is greater than 50 percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term Highly Compensated Employee also includes: (i) employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the employee is one of the 100 employees who received the most compensation from the Employer during the determination year; and (ii) employees who are 5 percent owners at any time during the look-back year or determination year.

If no officer has satisfied the compensation requirement of (ii) above during either a determination year or a look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

For this purpose, the determination year shall be the Plan Year. The look-back shall be the twelve (12)-month period immediately preceding the determination year.

A highly compensated former employee includes any employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the employee's fifty-fifth (55th) birthday.

If an employee is, during a determination year or look-back year, a family member of either a five (5) percent owner who is an active or former employee or a Highly Compensated Employee who is one of the ten (10) most Highly Compensated Employees ranked on the basis of compensation paid by the Employer during such year, then the family member and the five percent (5%) owner or top-ten (10) Highly Compensated Employees shall be aggregated. In such case, the family member and five percent (5%) owner or top-ten Highly Compensated Employees shall be treated as a single employee receiving compensation and Plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and five percent (5%) owner or ten (10) Highly Compensated Employees. For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the employee or former employee and the spouses of such lineal ascendants and descendants.

The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of employees in the top-paid group, the top one hundred (100) employees, the number of employees treated as officers and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

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2.18  "Hour of Service" means:

(a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed; and

(b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military service or leave of absence. No more than five hundred and one
(501) Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to
Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

(c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

Hours of Service will be credited for employment with other members of an affiliated service group (under Section 414(m) of the Code), a controlled group of corporations (under Section 414(b)), or a group of trades or businesses under common control (under Section 414(c)) of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Section 414(o) and the regulations thereunder. Hours of Service will also be credited for any individual considered an employee for purposes of this Plan under Section 414(n) or Section 414(o) and the regulations thereunder.

Solely for determining whether a Break in Service has occurred in a computation period, for participation and vesting purposes, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of a birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or
(iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of

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Service  credited under this paragraph  shall be credited (i) in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (ii) in all other cases, in the following computation period.

(d) "Hours of Service" shall be determined on the basis of the method selected by the Employer in the Application/Adoption Agreement.

2.19 "Insurer" means First Investors Life Insurance Company, a legal reserve life insurance company.

2.20 "Key Employee" means any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period was an officer of the Employer if such individual's annual compensation exceeds fifty percent (50%) of the dollar limitation under Section 415(b)(1)(A) of the Code, an owner (or one who is considered an owner under Section 318 of the Code) of one of the ten (10) largest interests in the Employer if such individual's compensation exceeds one hundred percent (100%) of the dollar limitation under Section 415(c)(1)(A) of the Code, a five percent (5%) owner of the Employer, or a one percent (1%) owner of the Employer who has an annual compensation of more than $150,000. Annual compensation means compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125, Section 402(a)(8), Section 402(h) or Section 430(b) of the Code. The determination period for the first Plan Year is the first Plan Year. The determination period for each subsequent Plan Year is the five (5) preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder.

2.21 "Leased Employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization"), has performed service for the recipient (or for any related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year and such services are of a type historically performed by employees in the business field of the recipient Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer.

A Leased Employee shall not be considered an Employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing (a) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125, Section 420(a)(8), Section 402(h) or
Section  403(b)  of the  Code,  (b)  immediate

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participation,  and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than twenty percent (20%) of the recipient's non-Highly Compensated Employee workforce.

2.22 "Military Service" shall mean a leave of absence granted by the Employer for service in the armed forces of the United States of America which shall be counted in determining Hours of Service under the Plan, provided such Employee returns to employment with the Employer within ninety (90) days of his or her release from active Military Service or any longer period during which his or her right to reemployment is protected by law.

2.23 "Named Fiduciary" means the Plan Administrator and any other person who is specifically so designated by the Employer.

2.24 "Net Profits" means current and accumulated earnings of the Employer before federal and state taxes and contributions to this Plan and any other qualified plan, as determined in accordance with generally accepted accounting principles.

2.25 "Normal Retirement Age" means the attainment of age sixty-five (65) or such other date as specified in the Application/Adoption Agreement. If the Employee enforces a mandatory age, the Normal Retirement Age is the lesser of that mandatory age or the age specified in the Application/Adoption Agreement. If, for Plan Years beginning before January 1, 1988, the Normal Retirement Age was determined with reference to the anniversary of the participation commencement date (more than five (5) but not to exceed ten (10) years), the anniversary date for Participants who first commenced participation under the Plan before the first Plan Year beginning on or after January 1, 1988 shall be the earliest of
(a) the tenth anniversary of the date the Participant commenced participation in the Plan (or such anniversary as had been elected by the Employer, if less than ten (10)), or (b) the fifth anniversary of the first day of the first Plan Year beginning after January 1, 1988. The participation commencement date is the first day of the first Plan Year in which the Participant commenced participation in the Plan.

2.26 "Owner-Employee" means an individual who is a sole proprietor, or who is a partner owning more than ten percent (10%) of either the capital or profits interests of a partnership.

2.27 "Participant" means a person who has met the eligibility requirements set forth in the Application/Adoption Agreement and whose account hereunder has been neither completely forfeited nor completely distributed.

2.28 "Plan" means the paired prototype defined contribution profit sharing and money purchase pension plan provided under this basic plan document. References to the Plan shall refer to the profit sharing provisions, the money purchase pension provisions, or both, as the context may require.

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2.29 "Plan  Administrator"  means the  Employer  or such other  party or parties designated by the Employer, who shall also be the Named Fiduciary for the administration of the Plan.

2.30 "Plan Year" means the 12 consecutive month fiscal year of the Employer unless another period is indicated in the Application/Adoption Agreement.

2.31 "Self-Employed Individual" means an individual who has Earned Income for the taxable year from the trade or business for which the Plan is established, or an individual who would have had Earned Income for the taxable year but for the fact that the trade or business had no net profits for the taxable year.

2.32 "Shareholder-Employee" means an employee or officer of an electing small business corporation (within the meaning of Section 1361(a)(1) of the Code) who owns (or is considered to own within the meaning of Section 318(a)(1) of the Code), on any day during the taxable year of such corporation, more than five percent (5%) of the outstanding stock of such corporation.

2.33  "Sponsor" means the sponsoring organization, First Investors Corporation.

2.34 "Total and Permanent Disability" means the inability of a Participant to engage in any substantial gainful activity because of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration. The permanence or degree of such impairment shall be supported by medical evidence.

2.35 "Year of Service" for vesting purposes means a Plan Year during which an Employee completed for the Employer the minimum number of Hours of Service (not more than one thousand (1,000)) indicated in the Adoption Agreement. For the purposes of determining eligibility to participate, a Year of Service shall mean such minimum number of Hours of Service (not more than one thousand (1,000)) indicated in the Adoption Agreement beginning with the twelve (12)-month period commencing with the first Hour of Service performed by the Employee and each Plan Year beginning after such Hour of Service. If an Employee earns a Year of Service credit during the first twelve (12)-month period commencing with his or her first Hour of Service and if such Employee earns an additional Year of Service credit during the Plan Year commencing during such twelve (12)-month period, then he or she shall be credited with two (2) Years of Service for purposes of eligibility to participate.

ARTICLE III.  ADMINISTRATION

3.1  Named Fiduciary and Plan Administrator

(A) The Plan Administrator is charged with the complete control and management of the operation, administration and interpretation

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of the Plan.  The Plan  Administrator  shall be appointed by the Employer in the
Money Purchase Pension or Profit Sharing Application/Adoption Agreement or Agreements, but if no Plan Administrator is appointed, the Employer shall be the Plan Administrator. The Plan Administrator may employ such agents as is deemed desirable or necessary to assist in the performance of the duties hereunder. To the extent such persons are performing duties as a fiduciary under ERISA, such employment shall constitute a delegation of fiduciary responsibility under
Section 405(c) of ERISA.

(b) The Administrator or any other fiduciary may serve in more than one fiduciary capacity with respect to the Plan.

3.2 The Plan Administrator may adopt such rules as it deems necessary, desirable, or appropriate for the administration of the Plan. All rules and decisions of the Plan Administrator shall be applied uniformly and consistently to all Participants in similar circumstances. When making a determination or calculation, the Plan Administrator shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, the legal counsel of the Employer, or the Custodian.

3.3 The Employer shall take all action and prepare and file all documents and reports necessary or appropriate under ERISA and any other applicable Federal law.

3.4 Any Participant or Beneficiary under the Plan may file a written claim for Plan benefits with the Plan Administrator or with a person named by the Plan Administrator to receive claims under the Plan.

3.5 In the event of a denial of any benefit or payment due to or requested by any Participant or Beneficiary under the Plan ("claimant"), claimant shall be given a written notification containing specific reasons for the denial. The written notification shall contain specific references to the pertinent Plan provisions on which the denial of his or her benefit is based. In addition, it shall contain a description of any other material or information necessary for the claimant to perfect a claim, and an explanation of why such material or information is necessary. The notification shall further provide appropriate information as to the steps to be taken if the claimant wishes to submit his or her claim for review. This written notification shall be given to a claimant within ninety (90) days after receipt of his or her claim by the Plan Administrator unless special circumstances require an extension of time for processing the claim.

In the event of a denial of a claim for benefits, the claimant or his or her duly authorized representative shall be permitted to review pertinent documents and to submit to the Plan Administrator issues and comments in witting. In addition, the claimant or his or her duly authorized representative may make a written request for a full and fair review of his or her claim and its denial by the Plan Administrator; provided, however, that such written request must be received by the Plan Administrator (or its delegate to receive such requests) within sixty (60) days after receipt by the claimant of written notification of the denial of the claim. The sixty (60) day requirement may be waived by the Plan Administrator in appropriate cases.

3.6 A decision on review of a claim for benefits shall be rendered by the Plan Administrator within sixty (60) days after the receipt of the request for review, provided that where special circumstances require an extension of time for processing the decision, it may be postponed on written notice to the claimant (prior to the expiration of the initial sixty (60) day period) for an additional sixty (60) days, but in no event shall the decision be rendered more than one hundred twenty (120) days after the receipt of such request for review. Any decision by the Plan Administrator shall be furnished to the claimant in writing and shall set forth the specific reasons for the decision and the specific Plan provisions on which the decision is based.

ARTICLE IV.  ELIGIBILITY

4.1 Each Employee of the Employer shall become a Participant in the Plan as of the first Entry Date following the date the Employee satisfies the minimum age and service requirements selected by the Employer in the Application/Adoption Agreement. If no age and service requirements are selected by the Employer, an Employee will become a Participant on the date he or she first performs an Hour of Service for the Employer. An Employee will become a Participant no later than the earlier of (a) the first day of the Plan Year beginning after the date on which the Employee has met the minimum age and service requirements or (b) six
(6) months after the date the requirements are met.

4.2 All Years of Service with the Employer are counted towards eligibility except that in the case of a former Participant who does not have any nonforfeitable right to the account balance derived from Employer contributions, Years of Service before a period of consecutive One Year Breaks in Service will not be taken into account in computing eligibility service if the number of consecutive One Year Breaks in Service equals or exceeds the greater of five (5) or the aggregate number of Years of Service before such Breaks in Service. Such aggregate number of Years of Service will not include any Years of Service disregarded under the preceding sentence by reason of a prior Break in Service. If such former Participant's Years of Service before termination from service may not be disregarded pursuant to the preceding sentence, such former Participant shall participate immediately upon returning to the employ of the Employer.

4.3 A former Participant will become a Participant immediately upon returning to the employ of the Employer if such former Participant had a nonforfeitable right to all or a portion of the account balance derived from Employer contributions at the time of termination from service.

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4.4 Employees covered by a collective  bargaining agreement between the Employer and Employee representatives under which retirement benefits were the subject of good faith bargaining are not eligible to participate in this Plan, provided that no more than two percent of the Employees of the Employer who are covered pursuant to that agreement are professionals as defined in Section 1.410(b)-9(q) of the proposed regulations. For this purpose, "employee representative" does not include any organization more than one-half of whose members are Employees who are owners, officers, or executives of the Employer. In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate but has not incurred a Break in Service, such Employee will participate immediately upon returning to an eligible class of Employees. If such Participant incurs a Break in Service, eligibility will be determined under the Break in Service rules of the Plan. In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee will participate immediately if such Employee has satisfied the minimum age and service requirements and would have otherwise previously become a Participant.

4.5 If life insurance policies are to be purchased in respect of an Employee, he or she shall become a Participant as of the date on which he or she shall become eligible to participate, if within thirty (30) days of the date he or she is advised of his or her eligibility for participation, he or she assents to a written application by the Employer for a policy on his or her life.

4.6 The Employer shall notify each Employee, in writing, of his or her eligibility to participate in the Plan not less than thirty (30) days prior to any Entry Date on which the Employee becomes eligible for participation, and similar notice shall be given to the Insurer.

4.7 An Employee who fails to perform the act prescribed by Section 4.5 within the required time shall forfeit his right to become a Participant until the next succeeding Entry Date.

4.8 By assenting to a written application for a Policy, each Employee who becomes a Participant shall be deemed for all purposes to have conclusively assented to the provisions of this Plan as embodied herein, including any amendment hereto, and also to have assented to all of the terms of any and all policies issued by the Insurer on his or her life; and each Employer, and the estate of an Employee or his or her Beneficiary, shall be bound thereby as if each had formally executed the Application/Adoption Agreement and had individually purchased the policy or policies.

ARTICLE V.  CONTRIBUTIONS

5.1  By the Employer.

(a) Profit Sharing Contributions. For each Plan Year, the Employer shall contribute to the Custodial Account an amount as may be determined by the Employer in accordance with the profit sharing formula set forth in the Application/Adoption Agreement.

(b) Money Purchase Pension Contributions. For each Plan Year, the Employer shall contribute to the Custodial Account an amount equal to such uniform percentage of Compensation of each eligible Participant as determined by the Employer in accordance with the money purchase pension contribution formula selected in the Application/Adoption Agreement.

(c) Eligible Participants. Subject to the minimum allocation rules in Section 6.2, Participants who are employed on the last day of the Plan Year or, for Plan Years beginning on or after January 1, 1990, complete more than 500 Hours of Service during the Plan Year shall be eligible to share in the Employer contributions. An Employer may elect in the Application/Adoption Agreement to allocate a contribution on behalf of a Participant who terminates employment before the end of a Plan Year beginning before January 1, 1990, or on behalf of a Participant who terminates employment with 500 or fewer Hours of Service in a Plan year beginning on or after January 1, 1990.

(d) Contribution Limitation. In no event shall any Employer contributions exceed the maximum amount deductible from the Employer's income under Section 404 of the Code, or the maximum limitations under Section 415 of the Code provided in
Article XIII.

(e) Payment. All Employer Contributions to the Custodial Account for the Profit-Sharing Plan for any Plan Year shall be made in money either in one lump sum or in installments within the time prescribed by law, including extensions granted by the Internal Revenue Service, for filing the Employer's federal income tax return for the taxable year with or within which such Plan Year ends. All Employer Contributions to the Custodial Account for the Money Purchase Pension Plan for any Plan Year shall be made in money either in one lump sum or in installments within the time prescribed by regulations under Section 412(c)(10) of the Code.

5.2  By Participants.

(a) If selected by the Employer in the Application/Adoption Agreement, each Participant may contribute on behalf of himself or herself an additional non-deductible amount of money. Any such contribution by a Participant shall be voluntary on his or her part and shall not be a condition to the allocation of any part of the contribution of the Employer to the Participant, nor shall the Employer or the Custodian be responsible for determining the amount of the contribution by the Employee. Such contributions may be made by payroll deductions or such other means as the Employer may determine, to the extent permitted by applicable law.

(b) All contributions by a Participant shall be credited solely to his or her account and held for the purposes of the Plan as hereinafter provided. Such Employee contributions shall be used only for the purpose of providing benefits to the individual contributor in addition to the benefits provided by the Employer's contributions. Such amounts shall not be segregated for investment purposes but shall be valued in the same manner as the other portions of the Participant's account.

(c) The Employer shall furnish to each Employee who makes contributions to the Plan on his or her own behalf a current prospectus of the Designated Investment Company or Companies in which such contribution is to be invested.

(d) Notwithstanding the foregoing provisions of this Section 5.2, this Plan will not accept nondeductible Employee contributions for Plan Years beginning after the Plan Year in which this Plan is adopted by the Employer. Employee contributions for Plan Years beginning after December 31, 1986, will be limited so as to meet the nondiscrimination test of Section 401(m).

5.3  Transfer of Assets or Rollovers from Other Plans.

(a) Subject to the approval of the Plan Administrator, the Custodian shall accept a direct transfer of assets from the trustee or custodian of any other qualified plan described in Section 401(a) of the Code or from a qualified annuity plan described in Section 403(a) of the Code to be held for the benefit of any Participant to the full extent permitted by the Code.

(b) Subject to the approval of the Plan Administrator, the Custodian shall accept rollover amounts within the meaning of Section 402(a)(5) of the Code.

(c) Any transfer of assets or rollover to the Custodial Account shall be credited to the Participant's transfer account or rollover account, as the case may be, established under Section 6.1 and separately accounted for. Such assets shall be liquidated promptly and the proceeds shall be invested in Designated Investment Company shares. The Plan Administrator shall ensure that the transfer account preserves all optional forms of benefits of the transferor plan protected by Section 411(d)(6) of the Code and the regulations thereunder.

5.4  Administration of Contributions.

Contributions made under Section 5.2 shall be remitted by contributing Participants to the Custodian through the Employer and not by the Participants directly. The Employer may commingle contributions made under Sections 5.1 and 5.2, but shall instruct the Custodian to credit the amount of each Section 5.1 and each Section 5.2 contribution to separate accounts for each Participant. The Employer shall keep records of the amounts of each Section 5.1 and each Section
5.2 contribution, respectively, to be credited to each participant's account and the dates he or she remits them to the Custodian.

ARTICLE VI.  ALLOCATION OF CONTRIBUTIONS

6.1  Individual Accounts.

The Plan Administrator shall establish and maintain a separate account or accounts in the name of each Participant. The following accounts, where applicable, shall be established in the name of the Participant:

(a) A profit-sharing contribution account shall credit each such Participant's share of Employer contributions, forfeitures (if allocated among Participants) and earnings on such amount, which shall be allocated in the manner selected in the Application/Adoption Agreement.

(b) A money purchase pension contribution account shall credit each such Participant's share of Employer contributions, forfeitures (if allocated among Participants) and earnings on such amounts, which shall be allocated in the manner selected in the Application/Adoption Agreement.

(c) A voluntary contribution account shall credit voluntary contributions, if any, made by the Participant under Section 5.2.

(d) A transfer of assets account shall credit contributions to the Custodial Account accepted under Section 5.3.

(e) A rollover account shall credit rollover contributions to the Custodial Account accepted under Section 5.3.

6.2  Minimum Allocation.

(a) If the Employer does not maintain any qualified defined benefit plan in addition to this Plan, except as provided in (b) and (c) below, the Employer contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of three percent (3%) of such Participant's compensation (as defined in Section 13.5(b)) or the largest percentage of Employer contributions and forfeitures, as a percentage of the first $200,000 of the Key Employee's compensation (as defined in Section 13.5(b)) allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contributions. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation or would have received a lesser allocation for the year because of the Participant's failure to complete 1,000 Hours of Service.

(b) In the event the Employer maintains any qualified defined benefit plan in addition to this Plan, the Employer will provide a minimum allocation at least equal to five percent (5%) of compensation (as defined in Section 13.5(b)) to each Participant who is not a Key Employee and who is entitled under (a) above to receive a minimum allocation.

(c) The provisions in (a) and (b) above shall not apply to any Participant who completed 500 or fewer Hours of Service during the Plan Year and was not employed by the Employer on the last day of the Plan Year.

(d) If the Employer enters into both the profit sharing Application/Adoption Agreement and the money purchase pension Application/Adoption Agreement under this Plan, to avoid a duplication of the minimum allocation under this Section 6.2, contributions that are sufficient to satisfy the minimum allocation requirements of this Section 6.2 shall be made exclusively to the money purchase pension plan. However, for plan years beginning after December 31, 1991, if the profit sharing plan and money purchase pension plan do not benefit the same participants, the minimum allocation required by this Section 6.2 shall be made under both the profit sharing plan and money purchase pension plan.

(e) The minimum allocation required under this Section 6.2 (to the extent required to be nonforfeitable under Section 416(b) of the Code) may not be forfeited under Section 411(a)(3)(B) or 411(a)(3)(D) of the Code.

6.3  Allocation of Employer Contributions.

(a) All profit-sharing contributions will be allocated to the account of each Participant in the ratio that such Participant's Compensation bears to the Compensation of all Participant's.

(b) All money purchase pension contributions for a given Plan Year shall be allocated to the account of the Participant for whom such contribution was made.

6.4 (a) Any forfeiture from a participant's profit sharing contribution account arising under the Plan for a given Plan Year shall be allocated among Participants in the same manner as contributions are allocated, as selected by the Employer in the Application/Adoption Agreement.

(b) Any forfeiture from a Participant's money purchase pension contribution account arising under the Plan for a given Plan Year shall either be applied to reduce the Employer contribution for that Plan Year under Section 6.1(a), or in succeeding Plan Years if necessary, or, for Plan Years beginning after December 31, 1995, allocated among participants in the ratio that each Participant's Compensation bears to the Compensation of all Participants, as selected by the Employer in the Application/Adoption Agreement.

6.5  Withdrawals and Distributions.

Any distribution to a Participant or his or her Beneficiary or any withdrawal by a Participant shall be charged to the appropriate account(s) of the Participant as of the date of the distribution or the withdrawal.

ARTICLE VII.  VESTING

7.1 All contributions made by the Employer to the Participant's money purchase pension contribution account and profit-sharing contribution account shall be fully vested and nonforfeitable upon the Participant's death while in the employ of the Employer, Total and Permanent Disability, or the attainment of Normal Retirement Age.

7.2 All voluntary contributions made by the Participant and all investments made with such contributions, and the earnings thereon, shall immediately become and at all times remain fully vested and nonforfeitable.

7.3 A Participant's interest in contributions made on his or her behalf by the Employer shall be vested to the extent and in the manner set forth on the Application/Adoption Agreement.

7.4 In the case of any Participant who has incurred a One Year Break in Service, Years of Service before such Break will not be taken into account for purposes of determining the Participant's vested interest until the Participant has completed a Year of Service after such Break in Service.

7.5 In the case of a Participant who has five (5) or more consecutive One Year Breaks in Service, the Participant's pre-Break service will count for vesting purposes only if either:

(a) such Participant has any nonforfeitable interest in his or her account balance attributable to Employer contributions at the time of separation from service, or

(b) upon returning to service the number of consecutive One Year Breaks in Service is less than the number of Years of Service.

7.6 In the case of a Participant who has five (5) or more consecutive One Year Breaks in Service, all service after such Breaks in Service will be disregarded for the purpose of vesting in the Employer-derived account balance that accrued before such Breaks in Service. Separate accounts will be maintained by the Employer for the Participant's pre-Break and post-Break Employer-derived account balance. Both accounts will share in the earning and losses of the Custodial Account.

7.7 (a) If a Participant terminates service with the Employer, and the value of the Participant's vested account balance derived from Employer and employee contributions is not greater than $3,500, the Participant will receive, as soon as practicable following his or her termination of service, a lump sum distribution of the value of the entire vested portion of such account balance. Upon such distribution, the nonvested portion will be treated as a forfeiture. For purposes of this Section 7.7(a), if the value of a Participant's vested account balance is zero, the employee shall be deemed to have received a distribution of such vested account balance. A Participant's vested account balance shall not include accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code for Plan Years beginning prior to January 1, 1989.

(b) If a Participant terminates service with the Employer, and the value of the Participant's vested account balance derived from Employer and employee contributions is greater than $3,500, the Participant will receive, as soon as practicable following his or her termination of service, a lump sum distribution of the value of the entire vested portion of such account balance, provided the Participant elects, in accordance with the requirements of Section 9.8, to receive the distribution. Upon such distribution, the nonvested portion will be treated as a forfeiture.

(c) If a Participant receives a distribution pursuant to this Section 7.7 which is less than the value of the Participant's account balance derived from Employer contributions, and resumes employment covered under this Plan, the Participant's account will be restored by the Employer to the amount on the date of the distribution if the Participant repays to the Plan the full amount of the distribution attributable to Employer Contributions before the earlier of five
(5)  years  after  the  first  date on which  the  Participant  is  subsequently reemployed by the Employer, or the date the Participant incurs five (5) consecutive One-Year Breaks in Service following the date of distribution. If a Participant is deemed to receive a distribution pursuant to Section 7.7(a), and the Participant resumes employment covered under this Plan before the date the Participant incurs five (5) consecutive One-Year Breaks in Service, upon the reemployment of such Participant, the Employer-derived account balance of the Participant will be restored to the amount on the date of such deemed distribution.

7.8 No amendment to the vesting schedule shall deprive a Participant of his or her nonforfeitable rights to benefits accrued to the date of the amendment. Further, if the vesting schedule of the Plan is amended, or if the Plan is amended in any way that directly or indirectly affects the computation of a Participant's nonforfeitable percentage, each Participant with at least three
(3) Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment, to have his or her nonforfeitable percentage computed under the Plan without regard to such amendment. For Participants who do not have at least one (1) Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "five (5) Years of Service" for "three (3) Years of Service" where such language appears. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the later of:

(i) Sixty (60) days after the amendment is adopted;

(ii)  Sixty (60) days after the amendment becomes effective; or

(iii) Sixty (60) days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

7.9 All of Employee's Years of Service with the Employer shall be counted to determine the nonforfeitable percentage of his or her account balance derived from Employer contributions, except as provided in Sections 7.4, 7.5 and 7.6 above.

7.10 No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. Notwithstanding the preceding sentence, a Participant's account balance may be reduced to the extent permitted under Section 412(c)(8) of the Code. For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's right to his or her Employer-derived accrued benefit will not be less than his or her percentage computed under the Plan without regard to such amendment.

ARTICLE VIII.  PAYMENT OF BENEFITS

8.1 When a Participant ceases to be in the service of the Employer, whether by reason of death or otherwise, the Employer shall have his or her vested interest determined.

8.2 In the event that a Participant's service is terminated prior to Normal Retirement Age for reasons other than those of death or Total and Permanent Disability, any distribution to the Participant shall be made in accordance with
Section 7.7 and in a manner provided by Section 8.4. If the value of the Participant's vested account balance derived from Employer and employee contributions exceeds $3,500 and such Participant does not elect to receive a distribution upon termination of service, the Participant's vested benefits will be paid to him or her upon attainment of Normal Retirement Age in accordance with Section 8.4, or to his or her Beneficiary upon his death, whichever comes first.

8.3 Any Participant who has made contributions on behalf of himself or herself may, upon thirty (30) days written notice filed with the Employer, withdraw all or any portion of the lesser of the amounts specified in clauses (a) and (b) below:

(a) The aggregate amount of such contributions (but not including any earnings thereon), or

(b) The fair market value of the Investment Company shares purchased with the aggregate amount of such contributions. No forfeitures will occur solely as a result of a Participant's withdrawal of Employee contributions.

8.4 Except as otherwise provided in Article IX, Joint and Survivor Annuity Requirements, if the Participant's employment terminates on or after Normal Retirement Age, the Participant's benefits shall be distributed in accordance with one of the methods selected by the Employer in the Application/Adoption Agreement. The Participant shall select the method of distribution.

8.5 If a Participant becomes Totally and Permanently Disabled, the amount credited to his account may be distributed to him or her commencing at any time within six (6) months after the date of such disability in accordance with
Section 8.4.

8.6 Unless the Participant elects otherwise, distribution of benefits will begin no later than the sixtieth (60th) day after the latest of the close of the Plan Year in which:

(a) the Participant attains age sixty-five (65) (or Normal Retirement Age, if earlier);

(b) occurs the tenth(10th) anniversary of the year in which the Participant commenced participation in the Plan; or

(c)  the Participant terminates service with the Employer.

Notwithstanding the foregoing, the failure of a Participant and spouse to consent to a distribution while a benefit is immediately distributable, within the meaning of Section 9.8 of the Plan, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section.

8.7 If the Participant dies before all of his or her vested account balance has been distributed, the remaining portion shall be paid to his or her Beneficiary. The Beneficiary may elect to receive the remaining portion in either a single sum or in installments over a period certain.

If this Plan is a profit sharing plan, a married Participant may not designate as his or her primary Beneficiary any one other than his or her spouse, without the written consent of his or her spouse. The spouse's consent must satisfy the following requirements:

(a)  The spouse's consent must be in writing;

(b) The spouse's consent must be witnessed by a Plan representative or a notary public;

(c) The spouse's consent must approve a designation of a specific Beneficiary, including any class of Beneficiaries or any contingent

Beneficiaries, which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent); and

(d) The spouse's consent acknowledges the effect of the Participant's designation of Beneficiary.

Any consent by a spouse obtained under this provision (or establishment that the consent of the spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific Beneficiary, and that the spouse voluntarily elects to relinquish such right. If it is established to the satisfaction of a Plan representative that the Participant does not have a spouse or the spouse cannot be located, spousal consent shall not be required.

8.8 In the event that any benefits under this Plan are to be paid by means of the distribution of a paid-up annuity contract, such contract must be nontransferable, and the terms of such contract shall comply with the requirements of this Plan.

ARTICLE IX.  JOINT AND SURVIVOR ANNUITY REQUIREMENTS

9.1 The provisions of this Article IX shall apply to any Participant who is credited with at least one (1) Hour of Service with the Employer on or after August 23, 1984, and such other Participants as provided in Section 9.7.

9.2 Qualified Joint and Survivor Annuity. Unless an optional form of benefit is selected pursuant to a qualified election within the ninety (90)-day period ending on the annuity starting date, a married Participant's vested account balance will be paid in the form of a qualified joint and survivor annuity and an unmarried Participant's vested account balance will be paid in the form of a life annuity. The Participant may elect to have such annuity distributed upon attainment of the earliest retirement age under the Plan.

9.3 Qualified Preretirement Survivor Annuity. Unless an optional form of benefit has been selected within the election period pursuant to a qualified election, if a Participant dies before the annuity starting date then the Participant's vested account balance shall be applied toward the purchase of an annuity for the life of the surviving spouse. The surviving spouse may elect to have such annuity distributed within a reasonable period after the Participant's death. The surviving spouse may elect subsequent to the Participant's death to waive the qualified preretirement survivor annuity and choose to receive benefits in any other form permitted by the Plan.

9.4  Definitions

(a)  Election period:

The  period  which  begins  on the  first  day of the  Plan  Year in  which  the
Participant attains age thirty-five (35) and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which age thirty-five (35) is attained, with respect to the account balance as of the date of separation, the election period shall begin on the date of separation.

A Participant who will not yet attain age thirty-five (35) as of the end of any current Plan Year may make a special qualified election to waive the qualified preretirement survivor annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age thirty-five (35). Such election shall not be valid unless the Participant receives a written explanation of the qualified preretirement survivor annuity in such terms as are comparable to the explanation required under Section 9.5(a). Qualified preretirement survivor annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age thirty-five (35). Any new waiver on or after such date shall be subject to the full requirements of this Article.

(b)  Earliest retirement age:

The earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

(c)  Qualified election:

A waiver of a qualified joint and survivor annuity or a qualified preretirement survivor annuity. Any waiver of a qualified joint and survivor annuity or a qualified preretirement survivor annuity shall not be effective unless: (a) the Participant's spouse consents in writing to the election; (b) the election designates a specific beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the spouse expressly permits designation by the Participant without any further spousal consent); (c) the spouse's consent acknowledges the effect of the election; and (d) the spouse's consent is witnessed by a Plan representative or notary public. Additionally, a Participant's waiver of the qualified joint and survivor annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a Plan representative that there is no spouse or that the spouse cannot be located, a waiver will be deemed a qualified election.

Any consent by a spouse obtained under this provision (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section 9.5 below.

(d)  Qualified joint and survivor annuity:

An immediate annuity for the life of the Participant with a survivor annuity for the life of the spouse which is not less than fifty percent (50%) and not more than one hundred percent (100%) of the amount of the annuity which is payable during the joint lives of the Participant and the spouse and which is the amount of benefit which can be purchased with the Participant's vested account balance. The percentage of the survivor annuity under the Plan shall be fifty percent (50%).

(e)  Spouse (surviving spouse):

The spouse or surviving spouse of the Participant, provided that a former spouse will be treated as the spouse or surviving spouse and a current spouse will not be treated as the spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code.

(f)  Annuity starting date:

The first day of the first period for which an amount is paid as an annuity or any other form.

(g)  Vested account balance:

The aggregate value of the Participant's vested account balances derived from Employer and Employee contributions (including rollovers), whether vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life. The provisions of this Article shall apply to a Participant who is vested in amounts attributable to Employer contributions, Employee contributions (or both) at the time of death or distribution.

9.5  Notice Requirements

(a) In the case of a qualified joint and survivor annuity, the Plan Administrator shall, no less than thirty (30) days and no more than ninety (90) days prior to the annuity starting date, provide each Participant a written explanation of: (i) the terms and conditions of a qualified joint and survivor annuity; (ii) the

Participant's right to make and the effect of an election to waive the qualified joint and survivor annuity form of benefit; (iii) the rights of a Participant's spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the qualified joint and survivor annuity.

(b) In the case of a qualified  preretirement  survivor  annuity as described in
Section 9.3 of this Article, the Plan Administrator shall provide each Participant within the applicable period for such Participant a written explanation of the qualified preretirement survivor annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Section 9.5(a) applicable to a qualified joint and survivor annuity.

The applicable period for a Participant is whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35); (ii) a reasonable period ending after the individual becomes a Participant; (iii) a reasonable period ending after Section 9.5(c) ceases to apply to the Participant; or (iv) a reasonable period ending after this Article first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a Participant who separates from service before attaining age thirty-five (35).

For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (ii), (iii) and (iv) is the end of the two (2)-year period beginning one (1) year prior to the date the applicable event occurs, and ending one (1) year after that date. In the case of a Participant who separates from service before the Plan Year in which age thirty-five (35) is attained, notice shall be provided within the two (2)-year period beginning one (1) year prior to separation and ending (1) year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

(c) Notwithstanding the other requirements of this Section 9.5, the respective notices prescribed by this Section need not be given to a Participant if (1) the Plan "fully subsidizes" the costs of a qualified joint and survivor annuity or qualified preretirement survivor annuity, and (2) the Plan does not allow the Participant to waive the qualified joint and survivor annuity or qualified preretirement survivor annuity and does not allow a married Participant to designate a nonspouse beneficiary. For purposes of this Section 9.5(c), a plan fully subsidizes the costs of a benefit if no increase in cost, or decrease in benefits to the Participant, may result from the Participant's failure to elect another benefit.

9.6  Safe harbor rules.

(a) This Section shall apply to a Participant in a profit-sharing plan, and to any distribution, made on or after the first day of the first Plan Year beginning after December 31, 1988, from or under a separate account attributable solely to accumulated deductible employee contributions, as defined in Section 72(o)(5)(B) of the Code, and maintained on behalf of a Participant in a money purchase pension plan, (including a target benefit plan) if the following conditions are satisfied: (1) the Participant does not or cannot elect payments in the form of a life annuity; and (2) on the death of the Participant, the Participant's vested account balance will be paid to the Participant's surviving spouse, but if there is no surviving spouse, or if the surviving spouse has consented in a manner conforming to a qualified election, then to the Participant's designated Beneficiary. The surviving spouse may elect to have distribution of the vested account balance commence within the ninety (90)-day period following the date of the Participant's death. The account balance shall be adjusted for gains or losses occurring after the Participant's death in accordance with the provisions of the Plan governing the adjustment of account balances for other types of distributions. This Section 9.6 shall not be operative with respect to a Participant in a profit-sharing plan if the plan is a direct or indirect transferee of a defined benefit plan, money purchase plan, a target benefit plan, stock bonus, or profit-sharing plan which is subject to the survivor annuity requirements of Section 401(a)(11) and Section 417 of the Code. If this Section 9.6 is operative, then the provisions of this Article, other than Section 9.7, shall be inoperative.

(b) The Participant may waive the spousal death benefit described in this Section at any time provided that no such waiver shall be effective unless it satisfies the conditions of Section 9.4(c) (other than the notification requirement referred to therein) that would apply to the Participant's waiver of the qualified preretirement survivor annuity.

(c) For purposes of this Section 9.6, vested account balance shall mean, in the case of a money purchase pension plan or a target benefit plan, the Participant's separate account balance attributable solely to accumulated deductible Employee Contributions within the meaning of Section 72(o)(5)(B) of the Code. In the case of a profit-sharing plan, vested account balance shall have the same meaning as provided in Section 9.4(g).

9.7  Transitional Rules.

(a) Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous Sections of this Article must be given the opportunity to elect to have the prior Sections of this Article apply if such Participant is credited with at least one (1) Hour of Service under this Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and such Participant had at least ten (10) years of vesting service when he or she separated from service.

(b) Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one (1) Hour of Service under this Plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in accordance with Section 9.7(d) of this Article.

(c) The respective opportunities to elect (as described in Section 9.7(a) and 9.7(b) above) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to said Participants.

(d) Any Participant who has elected pursuant to Section 9.7(b) of this Article and any Participant who does not elect under Section 9.7(a) or who meets the requirements of Section 9.7(a) except that such Participant does not have at least ten (10) years of vesting service when he or she separates from service, shall have his or her benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity:

(i) Automatic joint and survivor annuity. If benefits in the form of a life annuity become payable to a married Participant who:

(1) begins to receive payments under the Plan on or after Normal Retirement Age; or

(2) dies on or after Normal Retirement Age while still working for the Employer; or

(3)  begins to receive payments on or after the qualified early retirement age;
or

(4) separates from service on or after attaining Normal Retirement Age (or the qualified early retirement age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits; then such benefits will be received under this Plan in the form of a qualified joint and survivor annuity, unless the Participant has elected otherwise during the election period. The election period must begin at least six (6) months before the Participant attains qualified early retirement age and not more than ninety (90) days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

(ii) Election of early survivor annuity. A Participant who is employed after attaining the qualified early retirement age will be given the opportunity to elect, during the election period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the spouse under the qualified joint and survivor annuity if the Participant had retired on the day before his or her death. Any election under this provision will be in writing and may be changed by the Participant at any time. The election period begins on the later of (1) the ninetieth (90th) day before the Participant attains the qualified early retirement age, or (2) the date on which
participation   begins,  and  ends  on  the  date  the  Participant   terminates
employment.

(iii) For purposes of this Section 9.7(d):

(1)   Qualified early retirement age is the latest of:

(i) the earliest date, under the Plan, on which the Participant may elect to receive retirement benefits,

(ii) the first day of the one hundred and twentieth (120th) month beginning before the Participant reaches Normal Retirement Age, or

(iii) the date the Participant begins participation.

(2) Qualified joint and survivor annuity is an annuity for the life of the Participant with a survivor annuity for the life of the spouse as described in
Section 9.4(d) of this Article.

9.8  Restrictions on Immediate Distributions.

(a) If the value of a Participant's vested account balance derived from Employer and Employee contributions exceeds (or at the time of any prior distribution exceeded) $3,500, and the account balance is immediately distributable, the Participant and the Participant's spouse (or where either the Participant or the spouse has died, the survivor) must consent to any distribution of such account balance. The consent of the Participant and the Participant's spouse shall be obtained in writing within the ninety (90)-day period ending on the annuity starting date. The annuity starting date is the first day of the first period for which an amount is paid as an annuity or any other form. The Plan Administrator shall notify the Participant and the Participant's spouse of the right to defer any distribution until the Participant's account balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code, and shall be provided no less than thirty (30) days and no more than ninety (90) days prior to the annuity starting date.

Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a qualified joint and survivor annuity while the account balance is immediately distributable. (Furthermore, if payment in the form of a qualified joint and survivor annuity is not required with respect to the Participant pursuant to Section 9.6 of the Plan, only the Participant need consent to the distribution of an account balance that is immediately distributable.) Neither the consent of the

Participant nor the Participant's spouse shall be required to the extent that a distributions is required to satisfy Section 401(a)(9) or Section 415 of the Code. In addition, upon termination of this Plan, if the Plan does not offer an annuity option (purchased from a commercial provider) and if the Employer or other entity within the same controlled group as the Employer does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code), the Participant's account balance will, without the Participant's consent, be distributed to the Participant. However, if any entity within the same controlled group as the Employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) then the Participant's account balance will be transferred, without the Participant's consent, to the other plan if the Participant does not consent to an immediate distribution.

An account balance is immediately distributable if any part of the account balance could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of Normal Retirement Age or age sixty-two (62).

(b) For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first Plan Year beginning after December 31, 1988, the Participant's vested account balance shall not include amounts attributable to accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code.

ARTICLE X.  DISTRIBUTION REQUIREMENTS

10.1  General Rules.

(a) Subject to Article IX, Joint and Survivor Annuity Requirements, the requirements of this Article shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this Article apply to calendar years beginning after December 31, 1984.

(b) All distributions required under this Article shall be determined and made in accordance with the proposed regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the proposed regulations.

10.2  Required beginning date.

The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's required beginning date.

10.3  Limits on Distribution Periods.

As of the first distribution calendar year, distributions, if not made in a single-sum, may only be made over one of the following periods (or a combination thereof):

(a) the life of the Participant,

(b) the life of the Participant and a designated Beneficiary,

(c)  a  period  certain  not  extending   beyond  the  life  expectancy  of  the
Participant, or

(d) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.

10.4  Determination of amount to be distributed each year.

If the Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the required beginning date:

(a)  Individual account.

(i) If a Participant's benefit is to be distributed over (1) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's designated Beneficiary or (2) a period not extending beyond the life expectancy of the designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's benefit by the applicable life expectancy.

(ii) For calendar years beginning before January 1, 1989, if the Participant's spouse is not the designated Beneficiary, the method of distribution selected must assure that at least fifty percent (50%) of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

(iii) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year, shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (1) the applicable life expectancy or (2) if the Participant's spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the proposed regulations. Distributions after the death of the Participant shall be distributed using the applicable life expectancy in Section 10.4(a)(i) above as the relevant divisor without regard to proposed regulations Section 1.401(a)(9)-2.

(iv) The minimum distribution required for the Participant's first distribution calendar year must be made on or before the

Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, must be made on or before December 31 of that distribution calendar year.

(b) Other forms. If the Participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the proposed regulations thereunder.

10.5  Death Distribution Provisions.

(a) Distributions beginning before death. If the Participant dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

(b) Distribution beginning after death. If the Participant dies before distribution of his or her interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (i) or (ii) below:

(i) if any portion of the Participant's interest is payable to a designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

(ii) if the designated Beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with (i) above shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the Participant died and (2) December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70 1/2).

If the Participant has not made an election pursuant to this Section 10.5(b) by the time of his or her death, the Participant's designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Section, or (2) December 31 of the calendar year which contains the fifth (5th) anniversary of the date of death of the Participant. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's death.

(c) For purposes of Section 10.5(b) above, if the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of
Section 10.5(b), with the exception of paragraph (ii) therein, shall be applied as if the surviving spouse were the Participant.

(d) For Purposes of this Section 10.5, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

(e) For the purposes of this Section 10.5, distribution of a Participant's interest is considered to begin on the Participant's required beginning date (or, if Section 10.5(c) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to Section 10.5(b) above). If distribution in the form of an annuity irrevocably commences to the Participant before the required beginning date, the date distribution is considered to begin is the date distribution actually commences.

10.6  Definitions.

(a)  Applicable life expectancy.

The life expectancy (or joint and last survivor expectancy), calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the applicable calendar year reduced by one (1) for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated, such succeeding calendar year.

(b)  Designated Beneficiary.

The individual who is designated as the Beneficiary under the Plan in accordance with Section 401(a)(9) and the proposed regulations thereunder.

(c)  Distribution calendar year.

A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 10.5 above.

(d)  Life expectancy.

Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the income tax regulations.

Unless otherwise elected by the Participant (or spouse, in the case of distributions described in Section 10.5(b)(ii) above) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The life expectancy for a nonspouse Beneficiary may not be recalculated.

(e)  Participant's benefit.

(i) The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

(ii) Exception for second distribution  calendar year. For purposes of paragraph
(i) above, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

(f)  Required beginning date.

(i) General rule. The required beginning date of a Participant is the first day of April of the April of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70 1/2).

(ii) Transitional rules. The required beginning date of a Participant who attains age seventy and one-half (70 1/2) before January 1, 1988, shall be determined in accordance with (1) or (2) below:

(1) Non-five (5)-percent owners. The required beginning date of a Participant who is not a five (5)-percent owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age seventy and one-half (70 1/2) occurs.

(2) Five (5)-percent owners. The required beginning date of a Participant who is a five(5)-percent owner during any year beginning after December 31, 1979, is the first day of April following the later of:

(A) the calendar year in which the Participant attains age seventy and one-half (70 1/2), or

(B) the earlier of the calendar year with or within which ends the Plan Year in which the Participant becomes a five (5)-percent owner, or the calendar year in which the Participant retires.

The required beginning date of a Participant who is not a five (5)-percent owner who attains age seventy and one-half (70 1/2) during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

(iii) Five (5)-percent owner. A Participant is treated as a five (5)-percent owner for purposes of this section if such Participant is a five (5)-percent owner as defined in Section 416(i) of the Code (determined in accordance with Section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66 1/2 or any subsequent Plan Year.

(iv) Once distributions have begun to a five (5)-percent owner under this section, they must continue to be distributed, even if the Participant ceases to be a five (5)-percent owner in a subsequent year.

10.7  Transitional Rule.

(a) Notwithstanding the other requirements of this Article and subject to the requirements of Article IX, Joint and Survivor Annuity Requirements, distribution on behalf of any Participant, including a five (5)-percent owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

(i) The distribution by the trust (or custodial account) is one which would not have disqualified such trust (or custodial account) under Section 401(a)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

(ii) The distribution is in accordance with a method of distribution designated by the Participant whose interest in the trust (or custodial account) if being distributed or, if the Participant is deceased, by a Beneficiary of such Participant.

(iii) Such designation was in writing, was signed by the Participant or the Beneficiary, and was made before January 1, 1984.

(iv) The Participant had accrued a benefit under the Plan as of December 31, 1983.

(v) The method of distribution designated by the Participant or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Participant's death, the

Beneficiaries of the Participant listed in order of priority.

(b) A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.

(c) For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Participant, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in subsections (a)(i) and (v).

(d) If a designation is revoked, any subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Code and the proposed regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the trust (or custodial account) must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Section 401(a)(9) of the Code and the proposed regulations thereunder, but for the Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Section 1.401(a)(9)-2 of the proposed regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 of Section 1.401(a)(9)-1 of the proposed regulations shall apply.

ARTICLE XI.  CUSTODIAL ACCOUNT

11.1 All contributions under the Plan shall be paid over to a Custodial Account to be maintained by the Employer with the Custodian. The Custody Agreement pursuant to which such Account is maintained shall provide:

(a) That the investment of all funds in such Account (including all earnings) shall be made solely in one or more First Investors Plans, or stock of one or more Designated Investment Companies included in the First Investors Group of Mutual Funds, each of which issues only redeemable stock, the shares of which are currently offered for sale to the public; or stock of any other Designated Investment Company, or any combination of the foregoing, as specified by the Employer at the time each contribution is made; or, to the extent permitted by Section 11.4 hereof, insurance policies;

(b) That the shareholder of record of all such stock shall be the Custodian or its nominee; and

(c) That the assets of the Account will be valued annually at fair market value as of the last day of the Plan Year.

11.2 The Participants shall be the beneficial owners of all such stock held in the Custodial Account.

11.3 Based upon information supplied to the Custodian by the Plan Administrator separate accounts shall be kept for employer contributions for Participants, voluntary contributions by Participants, transfer of asset contributions and rollover contributions by Participants. Investment of funds in the Custodial Account shall be earmarked on behalf of Participants. The Employer shall purchase investments ratably on behalf of all Participants.

11.4 A portion of the contribution made by the Employer in any Plan Year for any Participant may, if determined by the Employer, be used to pay premiums on ordinary or term life insurance policies insuring the life of the Participant; provided that the amount of the aggregate premium are less than one-half (1/2), in the case of ordinary life insurance, or one-quarter (1/4), in the case of term or universal life insurance, of the aggregate of Employer contributions allocated to the Participant at any particular time. Notwithstanding the foregoing, the sum of one-half (1/2) of the ordinary life insurance premiums and all other life insurance premiums shall not exceed one-quarter (1/4) of the aggregate Employer contributions allocated to any Participant. For purposes of these incidental insurance provisions, ordinary life insurance contracts are contracts with both nondecreasing death benefits and nonincreasing premiums.

No such policy may include any provision for an automatic premium loan. The following restriction shall be made a part of any such policy:

"This policy is not transferable and may not be sold, assigned, discounted or pledged as collateral for a loan or as security or for any other purpose to any person other than the issuer of the policy."

Dividends, if any, on such a policy shall be used to reduce the premium payment on such policy.

11.5 The Custodian shall apply for and will be the owner of any insurance contract purchased under the terms of this Plan. The insurance contract(s) must provide that the proceeds will be payable to the Custodian; however, the Custodian shall be required to pay over all proceeds in accordance with the distribution provisions of this Plan. A Participant's spouse will be the designated beneficiary of the proceeds in all circumstances unless a qualified election has been made in accordance with Section 9.4(c) of this Plan. Under no circumstances shall the Custodial Account retain any part of the proceeds. In the event of any conflict between the terms of this Plan and the terms of any insurance contract purchased hereunder, the Plan provisions shall control.

11.6 Subject to Article IX, Joint and Survivor Annuity Requirements, in the event a Participant is entitled to a distribution of benefits, the entire value of all life insurance contracts issued on his or her behalf shall be converted to cash and used to provide benefits or distributed to the Participant upon commencement of benefits.

ARTICLE XII.  AMENDMENT AND TERMINATION

12.1 Each Employer who adopts this Plan delegates to the Sponsor the power to amend the Plan. The Sponsor shall submit a copy of the amendment to each Employer and, if applicable, to the Internal Revenue Service. Each Employer shall be deemed to have consented to any such amendment.

12.2 The Sponsor shall not have the power to amend the Plan in such manner as would cause or permit any part of the assets in the Custodial Account to be diverted to purposes other than for the exclusive benefit of Participants or their portion of such assets to revert to or become the property of the Employer.

12.3 The Sponsor shall not have the right to modify or amend the Plan retroactively in such manner as to deprive any Participant, or his or her Beneficiary, of any benefit to which he or she was entitled under the Plan by reason of contributions made by the Employer prior to the modification or amendment, unless such modification or amendment is necessary to conform the Plan to, or satisfy the conditions of, any law, governmental regulation or ruling, and to permit the Plan and the Custodial Account to meet the requirements of Sections 401 and 501(a) of the Code or any similar statute enacted in lieu thereof.

12.4 If the Employer amends the Plan other than to adopt (i) elective provisions in the Application/Adoption Agreement, (ii) amendments stated in the Application/Adoption Agreement which allow the Plan to satisfy Section 415 of the Code and/or to avoid duplication of minimums under Section 416 of the Code because of the required aggregation of multiple plans, or (iii) certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as individually designed, such Employer shall no longer participate in this prototype plan, but will be considered to have an individually designed plan. An Employer that amends the Plan to obtain a waiver of the minimum funding requirement under
Section 412(d) of the Code will be considered to have an individually designed plan.

12.5  The Plan shall terminate:

(a) If the Employer is dissolved or adjudicated bankrupt or insolvent in appropriate proceedings, or if a general assignment is made by the Employer for the benefit of creditors; or

(b) If the Employer should lose its identity by merger, consolidation or reorganization into one or more corporations or organizations, unless within sixty (60) days after such merger, consolidation or reorganization such corporations or organizations elect by an instrument in writing delivered to the Custodian to continue the Plan and such continuation is approved by the Custodian.

12.6 In the event of termination, partial termination or complete discontinuance of contributions hereunder, the account balance of each Participant shall be fully vested and nonforfeitable. Upon the termination of the Plan, any and all assets remaining in the Custodial Account, together with any earnings produced by such assets following such termination, shall be distributed by the Custodian to the Participants in accordance with amounts credited to their accounts. Such distribution shall be in cash or kind in one or more of the ways provided by
Section 8.4, as directed by the Employer. Upon the completion of such distribution, the Custodian shall be relieved from all further liability with respect to all amounts so paid.

12.7 In the event of any merger or consolidation with, or transfer of assets or liabilities to any other plan, each Participant shall be entitled to a benefit after the merger, consolidation or transfer (if the Plan had then terminated) which is equal to or greater than the benefits he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

ARTICLE XIII.  LIMITATIONS ON ALLOCATIONS

The provisions of this Article are applicable to limitation years beginning after December 31, 1986.

13.1  Employers Who Do Not Maintain Other Qualified Plans.

(a) If the Participant does not participate in, and has never participated in another qualified plan or a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the employer, or an individual medical account, as defined in Section 415(l)(2) of the Code, maintained by the employer, which provides an annual addition as defined in Section 13.5(a), the amount of annual additions which may be credited to the Participant's account for any limitation year will not exceed the lesser of the maximum permissible amount or any other limitation contained in this Plan.

If the employer contributions that would otherwise be contributed or allocated to the Participant's account would cause the annual additions for the limitation year to exceed the maximum permissible amount, the amount contributed or allocated will be reduced so that the annual additions for the limitation year will equal the maximum permissible amount.

(b) Prior to determining the Participant's actual compensation for the limitation year, the employer may determine the maximum permissible amount for a Participant on the basis of a reasonable estimation of the Participant's compensation for the limitation year, uniformly determined for all Participants similarly situated.

(c) As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the Participant's actual compensation for the limitation year.

(d) If, pursuant to Section 13.1(c) or as a result of the allocation of forfeitures, there is an excess amount, the excess will be disposed of as follows:

(i) Any nondeductible voluntary contributions, to the extent they would reduce the excess amount, will be returned to the Participant;

(ii) If, after the application of paragraph (i), an excess amount still exists, and the Participant is covered by the Plan at the end of the limitation year, the excess amount in the Participant's account will be used to reduce employer contributions (including any allocation of forfeitures) for such Participant in the next limitation year, and each succeeding limitation year if necessary;

(iii) If, after the application of paragraph (i), an excess amount still exists, and the Participant is not covered by the Plan at the end of the limitation year, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future employer contributions (including allocation of any forfeitures) for all remaining Participants in the next limitation year, and each succeeding limitation year if necessary;

(iv) If a suspense account is in existence at any time during a limitation year pursuant to this Section, it will participate in the allocation of investment gains and losses. If a suspense account is in existence at any time during a particular limitation year, all amounts in the suspense account must be allocated and reallocated to Participant's accounts before any employer or employee contributions may be made to the Plan for the limitation year. Excess amounts may not be distributed to Participants or former Participants.

13.2 Employers Who Maintain Other Qualified Master or Prototype Defined Contribution Plans.

(a) This Section applies if, in addition to this Plan, the Participant is covered under another qualified master or prototype defined contribution plan or a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the employer, or an individual medical account, as defined in Section 415(l)(a) of the Code, maintained by the employer, which provides an annual addition, as defined in Section 13.5(a), during any limitation year. The annual additions which may be credited to a Participant's account under this Plan for any such limitation year will not exceed the maximum permissible amount reduced by the annual additions credited to a Participant's account under the other plans and welfare benefit funds for the same limitation year. If the annual additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by the employer are less than the maximum permissible amount and the employer contributions that would otherwise be contributed or allocated to the Participant's account under this Plan would cause the annual additions for the limitation year to exceed this limitation, the amount contributed or allocated will be reduced so that the annual additions under all such plans and funds for the limitation year will equal the maximum permissible amount. If the annual additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the maximum permissible amount, no amount will be contributed or allocated to the Participant's account under this Plan for the limitation year.

(b)  Prior  to  determining  the  Participant's   actual  compensation  for  the
limitation year, the Employer may determine the maximum permissible amount for a Participant in the manner described in Section 13.1(b).

(c) As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the Participant's actual compensation for the limitation year.

(d) If, pursuant to Section 13.2(c), above, or as a result of the allocation of forfeitures, a Participant's annual additions under this Plan and such other plans would result in an excess amount for a limitation year, the excess amount will be deemed to consist of the annual additions last allocated, except that annual additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

(e) If an excess amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of,

(i)  the total excess amount allocated as of such date, times

(ii) the ratio of (1) the annual additions allocated to the Participant for the limitation year as of such date under this Plan to (2) the total annual additions allocated to the Participant for the limitation year as of such date under this and all the other qualified master or prototype defined contribution plans.

(f) Any excess amount attributed to this Plan will be disposed in the manner described in Section 13.1(d).

13.3 Employers Who, In Addition To This Plan, Maintain Other Qualified Plans Which Are Defined Contribution Plans Other Than Master Or Prototype Plans.

If the Participant is covered under another qualified defined contribution plan maintained by the employer which is not a master or prototype plan, annual additions which may be credited to the Participant's account under this Plan for any limitation year will be limited in accordance with Section 13.2 as though the other plan were a master or prototype plan unless the employer provides other limitations in the Application/Adoption Agreement.

13.4 Employers Who, In Addition To This Plan, Maintain A Qualified Defined Benefit Plan.

If the employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction will not exceed one (1) in any limitation year. The annual additions which may be credited to the Participant's account under this Plan for any limitation year will be limited in accordance with the Application/Adoption Agreement.

13.5  Definitions.

For purposes of this Article XIII only, the following definitions and rules of interpretation shall apply:

(a) "annual additions" - The sum of the following amounts credited to a Participant's account for the limitation year:

(i)  employer contributions;

(ii)  forfeitures;

(iii)  employee contributions;

(iv) amounts allocated after March 31, 1984, to an individual medical account, as defined in Section 415(1)(1) of the Code, which is part of a pension or annuity plan maintained by the employer, are treated as annual additions to a defined contribution plan;

(v) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in Section

419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the employer are treated as annual additions to a defined contribution plan; and

(vi) excess amounts applied, under Sections 13.1(d) or 13.2(f) in the limitation year to reduce employer contributions will be considered annual additions for such limitation year.

(b) "compensation" - A Participant's earned income, wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the employer maintaining the Plan to the extent the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements and expense allowances), and excluding the following:

(i) Employer contributions to a plan of deferred compensation which are not includible in the employee's gross income for the taxable year in which contributed, or employer contributions under a simplified employee pension to the extent such contributions are deductible by the employee, or any distributions from a plan of deferred compensation;

(ii) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(iv) Other amounts which received special tax benefits, or contributions made by the employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the employee).

For purposes of applying the limitations of this Article XIII, compensation for a limitation year beginning after December 31, 1991, is the compensation actually paid or includible in gross income during such year.

Notwithstanding the preceding sentence, compensation for a Participant who is permanently and totally disabled (as defined in Section 22(e)(3) of the Code) is the compensation such Participant would have received for the limitation year if the Participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; such imputed compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee, and contributions made on behalf of such Participant are nonforfeitable when made.

(c) "defined benefit fraction" - A fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the employer, and the denominator of which is the lesser of one hundred percent (100%) of the dollar limitation in effect for the limitation year under Sections 415(b)(1)(A) and 415(d) of the Code or one hundred and forty percent (140%) of highest average compensation, including any adjustments under Section 415(b) of the Code.

Notwithstanding the above, if the Participant was a Participant, as of the first day of the first limitation year beginning after December 31, 1986, in one or more defined benefit plans maintained by the employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than one hundred percent (100%) of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last limitation year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of
Section 415 of the Code for all limitation years beginning before January 1, 1987.

(d) "defined contribution dollar limitation" - thirty thousand dollars ($30,000) or, if greater, one-fourth (1/4th) of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the limitation year.

(e) "defined contribution fraction" - A fraction, the numerator of which is the sum of the annual additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by the employer for the current and all prior limitation years (including the annual additions attributable to the Participant's nondeductible voluntary contributions to all defined benefit plans, whether terminated, maintained by the employer and the annual additions attributable to all welfare benefit funds, as defined in
Section  419(e) of the Code,  and  individual  medical  accounts,  as defined in
Section 415(l)(2) of the Code, maintained by the employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior limitation years of service with the employer (regardless of whether a defined contribution plan was maintained by the employer). The maximum aggregate amount in any limitation year is the lesser of one hundred percent (100%) of the dollar limitation in effect under Section 415(c)(1)(A) of the Code or thirty-five percent (35%) of the Participant's compensation for such year.

If the Participant was a participant, as of the end of the first day of the first limitation year beginning after December 31, 1986, in one or more defined contribution plans maintained by the employer which were in existence on may 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed one (1) under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over one (1) times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1, 1987, and disregarding any changes in the terms of the plans made after May 5, 1986, but making the Section 415 limitation applicable to the first limitation year beginning on or after January 1, 1987. The annual addition for any limitation year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as annual additions.

(f) "employer" - The Employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h) of the Code), all commonly controlled trades or businesses (as defined in Section 414(c) of the Code as modified by Section 415(h) of the Code), or affiliated service groups (as defined in Section 414(m) of the Code) of which the adopting Employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under
Section 414(o) of the Code.

(g) "excess amount" - The excess of the Participant's annual addition for the limitation year over the maximum permissible amount.

(h) "highest average compensation" - The average compensation for the three (3) consecutive years of service with the employer that produces the highest average. A year of service with the employer is the Plan Year.

(i) "limitation year" - A Plan Year, or the twelve (12)-consecutive month period elected by the employer in a resolution. All qualified plans maintained by the employer must use the same limitation year. If the limitation year is amended to a different twelve (12)-consecutive month period, the new limitation year must begin on a date within the limitation year in which the amendment is made.

(j) "master or prototype plan" - A plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

(k) "maximum permissible amount" - The lesser of the defined contribution dollar limitation or twenty-five percent (25%) of the Participant's compensation for the limitation year. The compensation limitation referred to in the previous sentence shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or Section 419(f)(2) of the Code) which is otherwise treated as an annual addition under Sections 415(i)(2) or 419A(d)(2) of the Code. If a short limitation year is created because of an amendment changing the limitation year to a different twelve
(12)-consecutive month period, the maximum permissible amount will not exceed the defined contribution dollar limitation multiplied by the following fraction:

Number of months in the short limitation year
---------------------------------------------
               twelve (12)

(l) "projected annual benefit" - The annual retirement benefit (adjusted to an actuarial equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the plan assuming:

(i) the Participant will continue employment until normal retirement age under the plan (or current age, if later), and

(ii) the Participant's compensation for the current limitation year and all other relevant factors used to determine benefits under the plan will remain constant for all future limitation years.

ARTICLE XIV.  MISCELLANEOUS

14.1  Status of Participants.

The Employer hopes and expects to continue the Plan and the payment of contributions hereunder indefinitely, but such continuance is not assigned as a contractual obligation except as required by ERISA. Neither the establishment of the Plan and the Custody Agreement nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, or the Custodian, except as provided herein or in said Custody Agreement or as required by ERISA, nor as modifying or affecting in any way whatsoever the terms of employment of any Participant.

14.2  Administration of the Plan.

The Plan Administrator shall have all the responsibility for administration set forth in this Plan and all the responsibility set forth for Plan Administrators in ERISA.

14.3  Allocation of Charges.

Any income taxes or other taxes of any kind whatsoever that may be levied or assessed upon or in respect of the assets of the Plan, or the income arising therefrom, any transfer taxes incurred in connection with the investment and reinvestment of such assets, all other administrative expenses incurred by the Custodian in the performance of its duties, including fees for legal services rendered to the Custodian and the Custodian's compensation, shall be paid and charged as provided in the Custody Agreement.

14.4 Condition of Plan and Custody Agreement.

It is a condition of this Plan and Custody Agreement and each Employee by participating herein expressly agrees that he or she shall look solely to the assets of the Custodial Account for the payment of any benefit to which he or she is entitled under the Plan. As provided in ERISA, no prohibited transaction with a disqualified person or party in interest shall be permitted, except to the extent allowed therein.

14.5  Inalienability of Benefits.

The benefits provided hereunder shall not be subject to alienation, assignment, garnishment, attachment, execution or levy, and any attempt to cause such benefits to be so subjected shall not be recognized except to such extent as may be required by law. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in Section 414(p) of the Code, or any domestic relations order entered before January 1, 1985.

14.6  Necessity of Qualification.

The Plan and Custody Agreement are established with the intent that they shall qualify under Section 401 and Section 510(a) of the Internal Revenue Code, as amended. If the Employer's plan fails to attain or retain qualification, such plan will no longer participate in this prototype Plan and will be considered an individually designed plan. If the Employer's plan fails to attain or retain qualification, the funds of such plan will be removed from the Custodial Account as soon as adimistratively feasible.

14.7  Predecessor Employers.

If the Employer maintains the plan of a predecessor employer, service with such predecessor employer will be treated as service for the Employer to the extent required by Section 414(a) of the Code.

14.8  Aggregation Rules.

(a) If this Plan provides contributions or benefits for one or more Owner-Employees who control both the business for which this Plan is established and one or more other trades or businesses, this Plan and the plan established for other trades or businesses must, when looked at as a single plan, satisfy Sections 401(a) and (d) of the Code for the Employees of this and all other trades or businesses.

(b) If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a plan which satisfies Sections 401(a) and (d) of the Code and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan.

(c) If an individual is covered as an Owner-Employee under the plans of two (2) or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits of the employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for him or her under the most favorable plan of the trade or business which is not controlled.

(d) For purposes of paragraphs (a), (b) and (c), an Owner-Employee, or two or more Owner-Employees, will be considered to control a trade or business if the Owner-Employee, or two (2) or more Owner-Employees together:

(i)  own the entire interest in an unincorporated trade or business, or

(ii) in the case of a partnership, own more than fifty percent (50%) of either the capital interest or the profits interest in the partnership.

For purposes of the preceding sentence, an Owner-Employee, or two (2) or more Owner-Employees shall be treated as owning an interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two (2) or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

14.9  Exclusive Benefit.

The corpus or income of the Custodial Account may not be diverted to or used for other than the exclusive benefit of the Participants or their Beneficiaries, except under the following conditions:

(a) Any contribution made by the Employer because of a mistake of fact must be returned to the Employer within one year of contribution.

(b) In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Internal Revenue Code, any contribution made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

(c) If the Employer conditions a contribution to the Plan on its deductibility under Section 404 of the Code, then, to the extent the deduction is disallowed, the contribution shall be returned to the Employer within one year after the disallowance of the deduction.

14.10  Governing Law.

This Plan and the Custody Agreement shall be construed, administered and enforced according to the laws of the State of New York, except as superseded by Federal law.

                  FIRST INVESTORS CORPORATION CUSTODY AGREEMENT
                                       FOR
              PROFIT SHARING/MONEY PURCHASE PENSION RETIREMENT PLAN


First Financial Savings Bank, S.L.A.

Dear Sirs:

The Employer, engaged in the business shown in the Application/Adoption Agreement filed in conjunction herewith (the "Employer"), has established a Retirement Plan ("Plan") (a copy of which is attached hereto as Exhibit "A") for the benefit of the participants therein (the "Participants"), intended to qualify under Section 401 of the Internal Revenue Code of 1986, as amended, ("Code"). As part of the Plan, the Employer hereby requests First Financial Savings Bank, S.L.A. (the "Custodian") to establish a Custodial Account for the investment of contributions under the Plan in one or more of the following, to wit, shares of First Investors Series Fund, First Investors High Yield Fund, Inc., First Investors Fund for Income, Inc., First Investors Global Fund, Inc., First Investors Cash Management Fund, Inc., and First Investors Government Fund, Inc. (all of which are regulated investment companies which issue only redeemable stock), shares of any other regulated investment company which issues only redeemable stock and which is underwritten, distributed or sponsored by First Investors Corporation, First Investors Plans (as described in said Plans, and hereinafter called "FIC Plans"), and policies of life insurance (sometimes hereinafter collectively called the "Investments"), upon the terms and conditions set forth in this Agreement, and this Agreement shall by appropriate signatures on the said application be deemed to have been subscribed by the Employer and accepted by the Custodian.

SECTION 1.  ESTABLISHMENT OF CUSTODIAL AND PARTICIPANTS' ACCOUNTS

(a) The Custodian shall open and maintain a Custodial Account and, as part thereof, Participants' accounts for such individuals as the Employer shall from time to time certify to it as Participants in the Plan. The Participants as of the effective date of this Agreement are set forth in a schedule attached to the said Application/Adoption Agreement.

(b) The Employer agrees to submit the Plan promptly to the appropriate District Director of Internal Revenue for his approval and to furnish the Custodian with a copy of its letter of approval promptly after the receipt thereof or to promptly notify the Custodian if the Plan is disapproved. If disapproved, then, unless the Plan shall be amended in such manner as shall be required by the Internal Revenue Service, the Custodian shall terminate this Agreement and distribute all assets to the Participants or the Employer, as the Employer directs. This Section 1(b) is not applicable if the Employer has reliance on the Sponsor's opinion letter for this Plan in accordance with
Section 6 of Internal Revenue Service Revenue Procedure 89-9.

SECTION 2.  RECEIPT OF CONTRIBUTIONS

(a) The Custodian shall accept and hold in the Custodial Account such contributions of money on behalf of the Employer and Participants as it may receive from time to time from the Employer. All such contributions shall be accompanied by written instructions from the Employer specifying the Participants' accounts to which they are to be credited.

(b) In addition, the Custodian may, in its discretion, accept cash and/or shares transferred to it from any other FIC Plan which is maintained by the Employer for the benefit of any of the Participants if the Custodian has received an opinion of counsel that such other plan satisfies the applicable requirements of
Section 401(a) of the Code. It shall hold the shares, if any, and the cash for investment in accordance with the provisions of this Section, and shall, in accordance with the written instructions of the Employer, make appropriate credits to the accounts of the Participants for whose benefit a contribution has been made. Any amounts so credited as contributions previously made by the Employer or by such Participants under such other plan, as specified by the Employer, shall be treated as contributions previously made under the Plan by the Employer or by such Participants, as the case may be.

(c) Subject to the approval of the Plan Administrator, the Custodian shall accept a direct transfer of assets from the trustee or custodian of any other qualified plan described in Section 401(a) of the Code or from a qualified annuity plan described in Section 403(a) of the Code, or a rollover contribution within the meaning of Section 402(a)(5) of the Code, to be held for the benefit of any Participant to the full extent permitted by the Code. Any such transfer of assets or rollover on behalf of a Participant shall be separately accounted for and invested in accordance with Section 3 hereof. In the event that the transferred or rollover amounts include assets other than cash and/or Designated Investment Company Shares, the Custodian shall dispose of said other assets and invest the proceeds in accordance with Section 3 hereof.

SECTION 3.  INVESTMENT OF ACCOUNT ASSETS

The amount of each contribution credited to a Participant's account shall be promptly applied, after authorized deductions, if any, under the Plan, to the purchase of investments as directed by the Employer.

All dividends and capital gain distributions received on the shares held in each Participant's account shall (unless received in additional shares of the particular mutual fund concerned, after authorized deductions, if any) be reinvested in such shares, which shall be credited to such account.

If any distribution on any shares in any Participant's account may be received at the election of the shareholder in additional shares or in cash or other property, the Custodian shall elect to receive it in additional shares, which shall be credited to such account.

FIC Plan sales charges shall be charged to the Account of the Participant for whom shares are acquired.

All Investments acquired by the Custodian shall be registered in the name of the Custodian or of its registered nominee as defined in the Code and any regulations of the Treasury Department issued thereunder exempting such transaction from liability for stock transfer taxes.

Wherever applicable, "shares" shall also mean the shares held through and under the respective FIC Plans held by the Custodian. The shares held under any FIC Plans held by the Custodian shall be deemed to be held in each Participant's account in proportion to his or her interest in the Plan.

SECTION 4.  DISTRIBUTIONS FROM THE CUSTODIAL ACCOUNT

On receipt of a written request from the Employer certifying that a Participant's benefit is payable pursuant to the Plan, the Custodian shall, after deduction of any applicable charges, including transfer taxes, withdraw from the applicable FIC Plan or Plans and transfer all shares or Plans credited to such Participant's account (or such lesser number as the Employer may so request) into the name of such Participant or his or her designated beneficiary under the Plan and distribute such shares and Plans (together with all current earnings and any cash credited to his or her Account) to the transferee.

If any request for payment of a benefit so provides, the Custodian shall pay the same by withdrawing and selling or redeeming all shares credited to such Participant's account (or such lesser number as the Employer may so request) and distribute an annuity contract purchased with the redemption proceeds from an insurance company designated by the Employer, or distribute the redemption proceeds (together with all current earnings and any cash credited to his or her account) in cash to such Participant or his or her designated beneficiary under the Plan either in a lump sum or in installments, as provided in the Plan (provided that in the case of installment distributions, the Custodian shall redeem only the shares necessary to make each of the installment payments).

SECTION 5.  VOTING AND OTHER ACTION

The Custodian shall not vote any of the shares except in accordance with the written instructions of the Participant, or if the Investment is a FIC Plan or Plans, in accordance with the terms and conditions thereof. The Custodian shall deliver, or cause to be delivered, to the Participants, in care of the Employer, a sufficient number of notices of any meetings at which the shares may be voted, related proxy material, together with the voting instruction forms required by the applicable FIC Plan Certificate so that voting instructions may be given by the Participants if so desired.

SECTION 6.  REPORTS OF THE CUSTODIAN AND EMPLOYER

The Custodian shall keep accurate and detailed records of all receipts, investments, disbursements and other transactions hereunder. Not later than forty-five (45) days after the close of each calendar year (or after the Custodian's resignation or removal pursuant to Section 10 hereof), the Custodian shall file with the Employer a written report or reports reflecting the receipts, disbursements and other transactions effected by it during such year (or period ending with such resignation or removal) and the assets and liabilities of the Custodial Account at its close. The assets of the Custodial Account shall be valued annually at fair market value on the last day of the Plan Year. Such report or reports shall be open to inspection by any Participant for a period of sixty (60) days immediately following the date on which it is filed with the Employer. Upon the expiration of such sixty (60)-day period, the Custodian shall be forever released and discharged from all liability and accountability to anyone with respect to its acts, transactions, duties, obligations or responsibilities as shown in or reflected by such report, except with respect to any such acts or transactions as to which the Employer shall have filed written objections with the Custodian within such sixty (60)-day period.

The Employer shall furnish to the Custodian, and the Custodian shall furnish to the Employer, such information relevant to the Plan and Custodial Account as may be required under the Code and any regulations issued or forms adopted by the Treasury Department thereunder.

The Custodian shall keep such records, make such identifications, and file with the Internal Revenue Service such returns and other information concerning the Custodial Accounts as may be required of it under the Code and any regulations issued or forms adopted by the Treasury Department thereunder.

SECTION 7.  CUSTODIAN'S FEE AND EXPENSES OF THE ACCOUNT

Any income taxes or other taxes of any kind whatsoever that may be levied or assessed upon or in respect of the Custodial Account shall be paid from the assets of the Account and shall, unless allocable to the accounts of specific Participants, be charged proportionately to their respective accounts. Any transfer taxes incurred in connection with the investment and reinvestment of the assets of the Custodial Account, all other administrative expenses incurred by the Custodian in the performance of its duties including fees for legal services rendered to the Custodian, and such compensation to the Custodian as may be agreed upon from time to time between the Custodian and First Investors Corporation shall be paid by the Employer, but until paid shall constitute a charge upon the assets of the Custodial Account.

SECTION 8.  CONCERNING THE CUSTODIAN

The Custodian shall not be responsible in any way for the collection of contributions provided for under the Plan, the purpose or propriety of any distribution made pursuant to Section 4 hereof, or any other action or nonaction taken at the Employer's request. The Employer shall at all times fully indemnify and hold harmless the Custodian, its successors and assigns, from any liability arising from distributions so made or actions so taken, and from any and all other liability whatsoever which may arise in connection with this Agreement, except liability arising from the negligence or willful misconduct of the Custodian. The Custodian shall be under no duty to take any action other than as herein specified with respect to the Custodial Account unless the Employer shall furnish the Custodian with instructions in proper form and such instructions shall have been specifically agreed to by the Custodian in writing; or to defend or engage in any suit with respect to the Custodial Account unless the Custodian shall have first agreed in writing to do so and shall have been fully indemnified to the satisfaction of the Custodian. The Custodian may rely upon and act upon any writing from the person signing the Application or from any other person authorized by the Employer to give instructions concerning the Plan. The previous sentence notwithstanding, the Custodian shall be protected in acting upon any written order from the Employer or any other notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed, and, so long as it acts in good faith, in taking or omitting to take any other action.

No amendment to the Plan shall place any greater burden on the Custodian without its written consent.

The Custodian may employ an agent to receive contributions to the Plan and to do any and all administrative acts relating to the Plan as the Custodian may do through an agent.

The Employer shall have the sole authority to enforce this Agreement on behalf of any and all persons having or claiming any interest in the Custodial Account by virtue of this Agreement or the Plan.

SECTION 9.  AMENDMENT

First Investors Corporation and its successor or successors reserves the right to amend this Agreement in any respect on at least thirty (30) days' notice in writing to the Custodian; provided, however, that the Custodian's consent shall be required if its duties are increased by such amendment. First Investors
Corporation shall submit a copy of any amendment of this Agreement to the Employer.

SECTION 10.  RESIGNATION OR REMOVAL OF CUSTODIAN

The Custodian may resign at any time upon thirty (30) days' notice in writing to the Employer, and may be removed by the Employer or by First Investors Corporation at any time upon thirty (30) days' notice in writing to the Custodian. Upon such resignation or removal, the Employer or First Investors Corporation shall appoint a successor custodian or trustee. Upon receipt by the Custodian of written acceptance of such appointment by the successor custodian or trustee, the Custodian shall transfer and pay over to such successor the assets of the Custodial Account and all records pertaining thereto. The Custodian is authorized, however, to reserve such sum of money or such number of shares as it may deem advisable for payment of all of its fees, compensation, costs and expenses, or for payment of any other liabilities constituting a charge on or against the assets of the Custodial Account on or against the Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor custodian.

If within thirty (30) days after the Custodian's resignation or removal the Employer or First Investors Corporation has not appointed a successor custodian or trustee which has accepted such appointment, the Custodian shall, unless it elects to terminate the Custodial Account pursuant to Section 11, appoint such successor itself. The Custodian shall not be liable for the acts or omissions of such successor whether or not it makes such appointment itself.

SECTION 11.  TERMINATION OF ACCOUNT

The Custodian may elect to terminate the Custodial Account if within thirty (30) days after its resignation or removal pursuant to Section 10, the Employer or First Investors Corporation has not appointed a successor custodian or trustee which has accepted such appointment. This Agreement shall terminate: (a) if the Employer is dissolved or adjudicated as bankrupt or insolvent in appropriate proceedings or if a general assignment is made by the Employer for the benefit of creditors; or (b) if the Employer should lose its identity by merger, consolidation or reorganization into one or more corporations or organizations, unless within sixty (60) days after such merger, reorganization or consolidation, such corporations or organizations elect by an instrument in writing delivered to the Custodian to continue the Plan and this Agreement and such continuation is approved by the Custodian. Termination of the Custodial Account shall be effected by distributing all assets thereof to the Participants and their designated beneficiaries pursuant to the direction of the Employer (or in the absence of such direction, as determined by the Custodian), as on the termination of the Plan.

Except as otherwise provided in the next paragraph, if the Custodian terminates the Custodial Account as provided herein, all distributions shall be made in accordance with the provisions of the Plan, or if a successor custodian or trustee is appointed and has accepted such appointment, the Custodial Account will be transferred to such successor custodian or trustee in accordance with said provisions.

If the Custodian receives written notice that the Internal Revenue Service has determined that the Plan fails to qualify under Section 401 of the Code, as it existed at the time the Plan was adopted, by reason of some inadequacy in the original Plan not removed by a retroactive amendment pursuant to Section 401(b) thereof or for any other reason, the Custodian shall terminate the Custodial Account by distributing the assets thereof equitably among the Employer and the Participants in proportion to their contributions.

Upon termination of the Custodial Account in any manner provided for in this Section and in Section 10, the Custodian shall be relieved from all further liability with respect to this Agreement, the Custodial Account and all assets thereof so distributed, and any determinations by the Custodian of the mode of distributing the assets of the Custodial Account.

SECTION 12.  MISCELLANEOUS

At no time shall it be possible for any part of the assets of the Custodial Account to be used for or diverted to purposes other than for the exclusive benefit of Participants and their beneficiaries except as specifically provided in this Agreement.

Any notice from the Custodian to the Employer provided for in this Agreement shall be effective if sent by post paid first class mail to the Employer at its last address of record.

In the event of any conflict between the provisions of the Plan and those of this Agreement, the former shall prevail.

This Agreement shall be construed in accordance with the laws of the State of New York, except to the extent superseded by federal law.

The assets of the Custodial Account shall not be subject to alienation, assignment, trustee process, garnishment, attachment, execution or levy of any kind except for a qualified domestic relations order within the meaning of
Section 414(p) of the Code, and except by the Custodian for its fees and expenses of the

Custodial Account, and no attempt to cause such assets to be so subjected shall be recognized except to such extent as may be required by law or provided for herein.

SECTION 13. PROHIBITED TRANSACTIONS

No prohibited transaction with a disqualified person or party in interest as defined in Section 4975 of the Code or Section 406 or 407 of the Employee Retirement Income Security Act of 1974 ("ERISA") shall be permitted, except to the extent allowed by Section 4975 of the Code or Section 408 of ERISA, or by administrative exemptions granted under any of such Sections.

INTERNAL REVENUE SERVICE

Plan Description:  Prototype Standardized Money Purchase Pension Plan
FFN:  50222020001-02  Case:  9011447  EIN:  13-2608328
BPD:  01  Plan:  002  Letter Serial No:  D257900a
Department of Treasury
Washington, DC 20224
Person to Contact:         Mr. Dua
Telephone Number: (212) 566-4708
Refer Reply to:   E:EP:Q:3
Date:    05/01/91

First Investors Corp
120 Wall Street
New York, NY 10005

Dear Applicant:

In our  opinion,  the form of the plan  identified  above  is  acceptable  under section 401 of the Internal Revenue Code for use by employers for the benefit of their employees. This opinion relates only to the acceptability of the form of the plan under the Internal Revenue Code. It is not an opinion of the effect of other Federal or local statutes.

You must furnish a copy of this letter to each employer who adopts this plan. You are also required to send a copy of the approved form of the plan, any approved amendments and related documents to each Key District Director of Internal Revenue Service in whose jurisdiction there are adopting employers.

Our opinion on the acceptability of the form of the plan is not a ruling or determination as to whether an employer's plan qualifies under Code section 401(a). An employer who adopts this plan will be considered to have a plan qualified under Code section 401(a) provided all the terms of the plan are followed, and the eligibility requirements and contribution or benefit provisions are not more favorable for officers, owners, or highly compensated employees than for other employees. Except as stated below, the Key District Director will not issue a determination letter with regard to this plan.

Our opinion does not apply to the form of the plan for purposes of Code section 401(a)(16) if: (1) an employer ever maintained another qualified plan for one or more employees who are covered by this plan, other than a specified paired plan within the meaning of section 7 of Rev. Proc. 89-9, 1989-6 I.R.B. 14; or (2) after December 31, 1985, the employer maintains a welfare benefit fund defined in Code section 419A(d)(3). In such situations, the employer should request a determination as to whether the plan, considered with all related qualified plans and, if appropriate, welfare benefit funds, satisfies the requirements of Code section 401(a)(16) as to limitations on benefits and contributions in Code section 415.

If you, the plan sponsor, have any questions concerning the IRS processing of this case, please call the above telephone number. This number is only for use of the plan sponsor. Individual participants and/or adopting employers with questions concerning the plan should contact the plan sponsor. The plan's adoption agreement must include the sponsor's address and telephone number for inquiries by adopting employers.

If you write to the IRS regarding this plan, please provide your telephone number and the most convenient time for us to call in case we need more information. Whether you call or write, please refer to the Letter Serial Number and File Folder Number shown in the heading of this letter.

You should keep this letter as a permanent record. Please notify us if you modify or discontinue sponsorship of this plan.

                                     Sincerely yours,

                                     /s/John Swain
                                     Chief, Employee Plans Qualifications Branch

INTERNAL REVENUE SERVICE
Plan Description:  Prototype Standardized Profit Sharing Plan
FFN:  50222020001-001  Case:  9011446  EIN:  13-2608328
BPD:  01  Plan:  001  Letter Serial No:  D257899a
Department of Treasury
Washington, DC 20224
Person to Contact:         Mr. Dua
Telephone Number: (212) 566-4708
Refer Reply to:   E:EP:Q:3
Date:    05/01/91

First Investors Corp
120 Wall Street
New York, NY 10005

Dear Applicant:

In our  opinion,  the form of the plan  identified  above  is  acceptable  under section 401 of the Internal Revenue Code for use by employers for the benefit of their employees. This opinion relates only to the acceptability of the form of the plan under the Internal Revenue Code. It is not an opinion of the effect of other Federal or local statutes.

You must furnish a copy of this letter to each employer who adopts this plan. You are also required to send a copy of the approved form of the plan, any approved amendments and related documents to each Key District Director of Internal Revenue Service in whose jurisdiction there are adopting employers.

Our opinion on the acceptability of the form of the plan is not a ruling or determination as to whether an employer's plan qualifies under Code section 401(a). An employer who adopts this plan will be considered to have a plan qualified under Code section 401(a) provided all the terms of the plan are followed, and the eligibility requirements and contribution or benefit provisions are not more favorable for officers, owners, or highly compensated employees than for other employees. Except as stated below, the Key District Director will not issue a determination letter with regard to this plan.

Our opinion does not apply to the form of the plan for purposes of Code section 401(a)(16) if: (1) an employer ever maintained another qualified plan for one or more employees who are covered by this plan, other than a specified paired plan within the meaning of section 7 of Rev. Proc. 89-9, 1989-6 I.R.B. 14; or (2) after December 31, 1985, the employer maintains a welfare benefit fund defined in Code section 419A(d)(3). In such situations, the employer should request a determination as to whether the plan, considered with all related qualified plans and, if appropriate, welfare benefit funds, satisfies the requirements of Code section 401(a)(16) as to limitations on benefits and contributions in Code section 415.

If you, the plan sponsor, have any questions concerning the IRS processing of this case, please call the above telephone number. This number is only for use of the plan sponsor. Individual participants and/or adopting employers with questions concerning the plan should contact the plan sponsor. The plan's adoption agreement must include the sponsor's address and telephone number for inquiries by adopting employers.

If you write to the IRS regarding this plan, please provide your telephone number and the most convenient time for us to call in case we need more information. Whether you call or write, please refer to the Letter Serial Number and File Folder Number shown in the heading of this letter.

You should keep this letter as a permanent record. Please notify us if you modify or discontinue sponsorship of this plan.

                                     Sincerely yours,

                                     /s/John Swain
                                     Chief, Employee Plans Qualifications Branch